EXHIBIT INDEX


(14)     Consent of Independent Registered Public Accounting Firm.

(17)(c)  Prospectus, dated Nov. 29, 2005, for RiverSource Balanced Fund.

(17)(e) Statement of Additional Information, dated Nov. 29, 2005, for RiverSource Balanced Fund and RiverSource Global Balanced Fund.

(17)(f) Annual Report for the period ended Sept. 30, 2005, for RiverSource Balanced Fund.

(17)(g) Annual Report for the period ended Oct. 31, 2004, for RiverSource Global Balanced Fund.

(17)(h) Semiannual Report for the period ended April 30, 2005, for RiverSource Global Balanced Fund.